UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2009

CELSION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland 21046-2364

(Address of Principal Executive Offices)         (Zip Code)

(410) 290-5390

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 25, 2009, Celsion Corporation (the “Company”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) in which Needham & Company, LLC served as the exclusive placement agent (the “Placement Agent”) relating to a registered direct offering by the Company of up to 2,018,153 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), and warrants to purchase up to 1,009,076 shares of Common Stock (the “Warrants”) at an exercise price of $5.24 per Warrant.  The Warrants are exercisable any time after the six month anniversary of the date of issuance until the 66 month anniversary of the date of issuance.  The Placement Agency Agreement contains other terms and conditions that are generally customary for transactions of this nature.  The Common Stock and Warrants will be sold in units (the “Units”), with each Unit consisting of one share of Common Stock and a Warrant to purchase 0.5 shares of Common Stock.  The sale of the Units is being made pursuant to Subscription Agreements, each dated September 25, 2009 (the “Subscription Agreements”), pursuant to which the investors agreed to purchase and the Company agreed to sell an aggregate of 2,018,153 Units at a purchase price of $3.50 per Unit, for gross proceeds to the Company of approximately $7.1 million. The closing of the offering is expected to take place on or about September 30, 2009, subject to the satisfaction of customary closing conditions.

The shares of Common Stock are being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-158402), which was declared effective by the Securities and Exchange Commission on April 17, 2009, as supplemented by a prospectus supplement dated September 25, 2009 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The foregoing is only a brief description of the material terms of the Placement Agency Agreement, the Subscription Agreements, and the Warrants, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Placement Agency Agreement, the form of Subscription Agreement, and form of Warrant, respectively, that are filed as Exhibits 1.1, 10.1 and 4.1 to this Current Report on Form 8-K and incorporated by reference herein.  The Escrow Agreement by and between JPMorgan Chase Bank, N.A., the Company and Needham & Company, LLC providing for the escrow of offering proceeds pending closing is filed herewith as Exhibit 10.2 and incorporated herein by reference.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the offering and the amount of net proceeds expected from the offering.  The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including its annual report on Form 10-K for the fiscal year ended December 31, 2008.

The legal opinion, including the related consent, of Seyfarth Shaw LLP is filed as Exhibit 5.1 to this Current Report.

On September 28, 2009, the Company issued a press release announcing the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

1.1	Placement Agency Agreement dated September 25, 2009 among Celsion Corporation and Needham & Company, LLC.
4.1	Form of Common Stock Warrant.
5.1	Opinion of Seyfarth Shaw LLP.
10.1	Form of Subscription Agreement.
10.2	Escrow Agreement by and between JPMorgan Chase Bank, N.A., Celsion Corporation, and Needham & Company, LLC.
23.1	Consent of Seyfarth Shaw LLP (included as part of Exhibit 5.1).
99.1	Press Release of Celsion Corporation dated September 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: September 28, 2009	By:	/s/ SEAN F. MORAN
Sean F. Moran
Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Placement Agency Agreement dated September 25, 2009 among Celsion Corporation and Needham & Company, LLC.
4.1	Form of Common Stock Warrant.
5.1	Opinion of Seyfarth Shaw LLP.
10.1	Form of Subscription Agreement.
10.2	Escrow Agreement by and between JPMorgan Chase Bank, N.A., Celsion Corporation, and Needham & Company, LLC.
23.1	Consent of Seyfarth Shaw LLP (included as part of Exhibit 5.1).
99.1	Press Release of Celsion Corporation dated September 28, 2009.